UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 1

to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMERCIAL E-WASTE MANAGEMENT, INC.
(Name of small business issuer in its charter)

Nevada	4950	20-8325616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2510 Northland Drive
Mendota Heights, Minnesota 55120
(651) 454-2600
(Address and telephone number of principal executive offices)

2510 Northland Drive
Mendota Heights, Minnesota 55120
(651) 454-2600
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Randy Brumbaugh, Esq.
417 W. Foothill Blvd.
PMB B-175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

________________________________________________________________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_______________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_______________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_______________________________________________________________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

________________________________________________________________________________________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,000,000 (1)	$0.05 (2)	$50,000.00	$1.54

(1)  Represents shares currently outstanding to be sold by the Selling Stockholders.

(2)  The fee with respect to these shares has been calculated based upon the price the Selling Stockholders paid for their common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

COMMERCIAL E-WASTE MANAGEMENT, INC.

1,000,000 shares of common stock

$0.05 per share

Commercial E-Waste Management, Inc. is registering an aggregate of 1,000,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the Selling Stockholders and their transferees, pledges, donees or their successors (collectively referred to hereinafter as the "Selling Stockholders").  The Selling Stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the Selling Stockholders' shares will go directly to the Selling Stockholders and will not be available to us.  The Selling Stockholders are listed under "Selling Security Holders" on page 10.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Selling Stockholders	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 11)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.00
Total	1,000,000	$50,000.00	$0.00	$0.00

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of Arizona, Maryland, Minnesota and Missouri, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Arizona, Maryland, Minnesota or Missouri require proper diligence on the part of the investor.

Commercial E-Waste Management, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 22, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

We were incorporated in the State of Nevada on January 25, 2007.  We are an electronic waste facility that derives revenues from the acquisition, refurbishing and resale of electronic equipment, such as computers, printers, copiers and monitors.  We are not a recycling or waste disposal company.  We operate three main business units:

1.

Collection - we are paid to remove excess, damaged or obsolete electronic waste;

2.

Equipment Resale - items that we collected deemed suitable for resale are refurbished and remarketed;

3.

Recycling - equipment not remarketed will be sold and transported to a third-party recycling company.

Our business is dependent substantially upon the capital expenditures relating to technology of small, midsize and large companies and organizations as they replace their outdated technological equipment.  A recession or other adverse events affecting the marketplace for technology spending in the United States could impact such expenditures, forcing the companies in our target market to curtail or postpone the upgrading of their equipment.  Any adverse change in the amount or timing of electronic surplus expenditures by our target customers could have a material adverse effect on our business, financial condition and results of operations.

Since our inception on January 25, 2007 to September 30, 2007, we have generated approximately $53,613 in revenues and have incurred a net loss of $63,834.  Our operations to date have included, without limitation, the following activities:

1.

Obtained capital through sales of our common stock;

2.

Established a base of operations in an approximately 7,000 square foot warehouse; and

3.

Contracted four independent, commission-based salespersons.

Despite generating revenues in our first six months of existence, we cannot guarantee that we will grow our business or that we will be able continue to realize sales.  As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have two officers, Brenda Pfeifer and Eugene Pfeifer, both of whom also act as our full-time employees.  Brenda Pfeifer is also our sole director.

As of the date of this prospectus, Commercial E-Waste Management, Inc. has 11,000,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative office is located at 2510 Northland Drive, Mendota Heights, Minnesota, telephone (651) 454-2600.

Our fiscal year end is December 31.

Offering by the Selling Stockholders

The offering consists entirely of shares offered by the Selling Stockholders.  We are selling no shares.  The Selling Stockholders are offering 1,000,000 shares, or 9%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of Arizona, Maryland, Minnesota and Missouri, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Arizona, Maryland, Minnesota or Missouri require proper diligence on the part of the investor.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the Selling Stockholders will go directly to the Selling Stockholders and none will be available to Commercial E-Waste Management, Inc.

Commercial E-Waste Management, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Our Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Commercial E-Waste Management.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30, 2007	September 30, 2007
	(Audited)	(Unaudited)
ASSETS
Current assets
Cash and equivalents	$19,265	$5,435
Accounts receivable	11,710	13,561
Inventory	-	9,987
Total current assets	30,975	28,983

Fixed assets, net	5,113	4,839

Total assets	$36,088	$33,822

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$2,627	$1,566
Accrued interest	4,064	1,726
Note payable	25,000	25,000
Sales tax payable	-	304
Total current liabilities	28,691	28,596

Stockholders' equity
Common stock	10,910	11,000
Additional paid-in capital	44,650	49,060
Subscriptions receivable	(4,500)	-
Common stock subscribed (90,000)	4,500	-
(Deficit) accumulated during development stage	(48,163)	(63,834)
Total stockholders' equity	7,397	(3,774)

Total liabilities and stockholders' equity	$36,088	$33,822

Statements of Operations Data

	January 25, 2007
	(Inception) to
	June 30, 2007	September 30, 2007
	(Audited)	(Unaudited)

Revenue	$20,490	$53,613
Cost of goods sold	73	2,821

Gross profit	20,417	50,792

Expenses:
Commissions	664	869
Commissions - related party	4,565	10,792
Depreciation expense	364	638
Executive compensation	10,000	10,000
General and administrative expenses	48,673	83,226
General and administrative expenses - related party	3,250	7,375
Total expenses	67,561	112,900

Other expenses:
Interest expense	1,064	1,726

Net (loss)	$(48,163)	$(63,834)

Net (loss) per share	$(0.00)	$(0.01)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we are unable to continue as a going concern .

Commercial E-Waste Management, Inc. was formed in January 2007.  We have a limited operational history, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand awareness and recognition.  Commercial E-Waste cannot guarantee that we will be successful in accomplishing our objectives.  We have incurred net losses since our inception and may continue to do so for the foreseeable future.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

We may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Brenda Pfeifer, our President and sole director, and Eugene Pfeifer, our Secretary and Treasurer.  Neither Mr. nor Mrs. Pfeifer has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to develop and manage our business or manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle, which may cause us to cease operations.

Commercial E-Waste Management, Inc. may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources and, since our inception, have incurred a net loss and negative cash flows.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  Unless we begin to generate sufficient revenues from our electronic waste business to finance our ongoing operations, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  However, in the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Commercial E-Waste Management may be unable to compete effectively.

The market for customers is regionally competitive and such competition is expected to continue to increase.  We compete with large national waste management companies, such as Allied Waste, Inc., Waste Management, Inc. and Republic Services, Inc., municipalities and numerous regional and local companies for collection accounts, as well as electronics waste recyclers that operate either for profit or non-profit groups that collect surplus electronic office equipment for resale.  Practically all of our existing competitors have longer operating histories, greater name recognition and market presence, larger customer bases, greater technical and marketing resources and significantly greater financial and operational resources than us, which may allow them to reduce prices in order to expand sales volume or win competitive bid projects.  Such competitors are apt to undertake more extensive marketing and advertising efforts and make more attractive offers to potential employees and customers.  Many counties and municipalities that operate their own waste collection and disposal facilities may have the benefits of tax revenues, tax-exempt financing and the ability to control the disposal of waste collected within their jurisdictions, which also would give them a competitive advantage. As a result of these factors, we may have difficulty competing effectively from time to time or in certain markets.

Reduced capital expenditures by businesses will negatively impact our revenues streams.

We provide solutions for businesses to purge excess or unwanted electronic waste products and materials.  As a result, our business depends substantially upon capital expenditures relating to technology of small, midsize and large companies and organizations as they replace their outdated technological equipment.  A recession or other adverse event affecting the marketplace for technology spending in the United States could impact such demand, forcing our current and potential customers to curtail or postpone capital expenditures and thereby reduce the amount of outdated equipment we get paid to remove.  Any adverse change in the amount or timing of electronic surplus expenditures by our target customers may diminish our revenue generating potential.

We may become subject to costly environmental regulations and environmental litigation that could negatively affect our financial condition and results of operations.

We are an electronics waste collection company and are not required by the State of Minnesota, Environmental Protection Agency or other regulatory agency to maintain licensure or other permit to conduct our operations.  We are not directly engaged in the recycling, disposal or destruction of hazardous substances, and thus are not subject to the stringent, extensive and changing federal, state, and local environmental laws and regulations relating to environmental protection and occupational health and safety.  These include, among other things, laws and regulations governing the use, treatment, storage, and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.  However, our ongoing or future operations may become subject to various regulatory requirements, of which we cannot be certain and are unable to foresee at this time.

Compliance with these regulatory requirements, if we fall subject to such, could be costly.  In such event, we cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these laws and regulations.  In addition, environmental regulatory changes could accelerate or increase expenditures for and obligate us to spend sums we did not anticipate.

Our opportunity for additional revenues streams will be reduced if we are unable to resell a portion of the waste we collected to a third-party recycling company.

We plan to resell certain of the electronic components that we collected using commercially reasonable practices to third-party recycling companies.  These items will be delivered to third-party processing facilities in exchange for a fee paid to us.  The resale prices of, and demand for, recyclable materials, can be volatile and subject to changing market conditions.  If, for any unforeseen reason or events beyond our control, we are unable to realize sales of recyclable materials, our potential revenues will be reduced.

We may not generate a sufficient amount of cash to service our indebtedness and alternatives to service our indebtedness may not be effective.

Our ability to repayment our indebtedness will depend on our ability to generate cash flow from operations, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.  We cannot assure you that our business will generate enough cash flow from operations.  If we do not have enough cash to service our debt, meet other obligations and fund other liquidity needs, we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing debt or seeking additional equity capital.  We cannot assure you that any of these alternatives will be effective, including that any refinancing or restructuring would be available on commercially reasonable terms, or at all.  In addition, the terms of existing or future debt agreements may restrict us from adopting these alternatives.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

The market for our service is characterized by rapidly changing technology, evolving industry standards, changing customer needs and frequent changes in technology.  Our future success will depend on our ability to enhance our current services, advertise and market our services and respond to emerging industry standards and other technological changes on a timely and cost effective basis.  There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance.  If we fail to anticipate or respond adequately to changes in technology and customer preferences these events could have a material adverse affect on our business, financial condition and results of operation.

Investors will have limited control over decision-making because Brenda Pfeifer, our President and sole director, controls the majority of our issued and outstanding common stock.

Brenda Pfeifer, our executive officer and sole director, beneficially owns approximately 90.9% of the outstanding common stock.  As a result, Mrs. Pfeifer could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

Commercial E-Waste Management, Inc. may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of Brenda Pfeifer, our President and sole director, and Eugene Pfeifer, our Secretary and Treasurer.  While we have commissioned, non-salaried sales personnel, we have no other full- or part-time employees besides these individuals.  Furthermore, we do not maintain key man life insurance on either of these two individuals.  Without employment contracts, we may lose either or both of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and our sole director may become involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose either or both of Mr. or Mrs. Pfeifer to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  The majority of our issued and outstanding common stock, 90.9%, is currently held by Mrs. Brenda Pfeifer, an officer, employee and our sole director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 11,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with "Blue Sky" regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in Arizona, Maryland, Minnesota and Missouri.  Apart from the States of Arizona, Maryland, Minnesota and Missouri, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Arizona, Maryland, Minnesota and Missouri require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not blue skied our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Commercial E-Waste Management, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company has not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering(1)	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(2)

Laura K. Cannon	20,000	20,000	0	0
Guy R. Cannon	20,000	20,000	0	0
Anna Maria Chalmers	100,000	100,000	0	0
Keith H. Coultrap II	50,000	50,000	0	0
Sandra L. Coultrap	50,000	50,000	0	0
Megan DeSollar	20,000	20,000	0	0
Andrew DeSollar	20,000	20,000	0	0
Tim P. Gibbons	50,000	50,000	0	0
Stephanie Gibbons	50,000	50,000	0	0
Melissa K. Gibson	20,000	20,000	0	0
Wayne J. Hollenkamp	20,000	20,000	0	0
James A. Janick	20,000	20,000	0	0
Susan L. Janick	20,000	20,000	0	0
Jacqueline A. Kitts	50,000	50,000	0	0
Thomas Maurer	40,000	40,000	0	0
Larry J. Mayhew	20,000	20,000	0	0
Sandra R. Mayhew	20,000	20,000	0	0
Robert E. Shields	40,000	40,000	0	0
Elizabeth Shields	20,000	20,000	0	0
Gregory T. Smock	20,000	20,000	0	0
Rita D. Smock	20,000	20,000	0	0
Jeffrey C. Smock	40,000	40,000	0	0
Todd M. Stead	50,000	50,000	0	0
Matthew Teusink	20,000	20,000	0	0
The Chesapeake Group, Inc.(3)	50,000	50,000	0	0
XCL Partners, Inc.(4)	50,000	50,000	0	0
Michelle R. Zauner	50,000	50,000	0	0
Gary R. Zauner	50,000	50,000	0	0

Total (28 persons)	1,000,000	1,000,000	0	0.00%

Footnotes:

1.

In June 2007, we sold 1,000,000 shares of our common stock to the selling shareholders listed above.  The shares were issued at a price of $0.05 per share for total cash in the amount of $50,000.  The shares bear a restrictive transfer legend.  This June 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Commercial E-Waste Management, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

2.

Assumes the offering of all 1,000,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

3.

The Chesapeake Group, Inc. is owned and controlled by Kevin Holmes.

4.

XCL Partners, Inc. is owned and controlled by Timothy Rien.

None of the Selling Stockholders has been affiliated with Commercial E-Waste Management, Inc. in any capacity in the past three years.

None of the Selling Stockholders is a broker/dealer nor an affiliate of a broker/dealer.

We will file a prospectus supplement to name successors to any named Selling Stockholders who are able to use the prospectus to resell the securities being registered hereby.

Family Relationships

Guy and Laura Cannon are married.

Keith and Sandra Coultrap are married.

Andrew and Megan DeSollar are married.

James and Susan Janick are married.

Larry and Sandra Mayhew are married.

Robert and Elizabeth Shields are married.

Gregory and Rita Smock are married and are the parents of Jeffrey Smock.

Gary and Michelle Zauner are married.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  Commercial E-Waste Management, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The Selling Stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholders, or they will receive commissions from purchasers of shares.

The Selling Stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholders copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

Our officers, employees and sole director have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, employees and sole director have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, employees and sole director have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Commercial E-Waste Management, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service (1)

Brenda Pfeifer	45	President, CEO and Director	January 2007 - 2008
Eugene Pfeifer (2)	67	Secretary and Treasurer	January 2007 - 2008

Notes:

1.

Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in January of 2008, and until successors have been elected and qualified.  Our officers were appointed by our sole director and will hold office until he or she resigns or is removed from office.

2.

Mr. Pfeifer has obligations to entities other than Commercial E-Waste Management, Inc.  We expect Mr. Pfeifer to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, we are not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Brenda Pfeifer, President: From 2004 until she co-founded Commercial E-Waste Management, Inc. in January 2007, Mrs. Pfeifer was employed by GBS West/Asset Recovery/Recycling in Minneapolis, Minnesota, where she oversaw the business-to-business sales and marketing of the company's Electronic Waste Program throughout the Twin Cities metropolitan area.  Her responsibilities included pricing and terms between clients, brokers and affiliates to sell and purchase surplus or obsolete electronic equipment.  From 2001 to 2004, Ms. Pfeifer was employed at Wells Fargo/Acordia in Bloomington, Minnesota, where she was responsible for the commercial surety division.  Her duties included processing monthly renewals of surety bonds and issuing new bonds.  During her employment, she helped develop, in conjunction with the company's IT Department, an internet based bond management site for a large commercial surety account.  From 1998 to 2001, Ms. Pfeifer was a Contract Surety Underwriter at Farfield Companies in Golden Valley, Minnesota.  Her duties included issuance of bid, performance and payment bonds for small to mid-sized contractors.

Eugene Pfeifer, Secretary and Treasurer:  Mr. Pfeifer is currently retired.  In 2002 he sold his business where he had been the president.  The company, Diamond Green Building Maintenance, Inc., was founded by Mr. Pfeifer in 1986, it provided daily janitorial and construction cleanup services to commercial accounts.  Since 1969 Mr. Pfeifer has started two other companies.  From 1969 to 1982, he was president of Pfeifer's Janitorial Services, Inc., a 50+ employee company providing janitorial, landscaping, and snow removal services to 32 businesses throughout the Twin Cities metropolitan area.  From 1982 to 1986, Mr. Pfeifer was president of Diamond Green Lawn Care, Inc., providing lawn care and weed control services to both residential and commercial customers.

Family Relationships

Brenda Pfeifer and Eugene Pfeifer were married.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Commercial E-Waste Management, Inc.'s common stock by all persons known by Commercial E-Waste Management, Inc. to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Brenda Pfeifer, President and CEO	10,000,000	100.00%	90.91%

	All Directors and Officers as a group (1 person)	10,000,000	100.00%	90.91%

Notes:

1.

The address for Brenda Pfeifer is c/o Commercial E-Waste Management, Inc., 2510 Northland Drive, Mendota Heights, Minnesota 55120.

2.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (1,000,000 shares by Commercial E-Waste Management, Inc.).  The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 11,000,000.

Description of Securities

Commercial E-Waste Management, Inc.'s authorized capital stock consists of 100,000,000 shares of common stock and 100,000,000 shares of preferred stock, with each class having a $0.001 par value per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Commercial E-Waste Management, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, Commercial E-Waste Management, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Commercial E-Waste Management, Inc. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

1.

After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randy Brumbaugh, Esq., Glendora, California, who holds no interest in our common stock.

Experts

Weaver & Martin, LLC independent registered public accounting firm, have audited our financial statements as of June 30, 2007 and for the period January 25, 2007 (Inception) to June 30, 2007, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Weaver & Martin, LLC's report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Commercial E-Waste Management, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See "Indemnification of Directors and Officers," on page 34.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Commercial E-Waste Management, Inc. was incorporated in Nevada on January 25, 2007.

Brenda Pfeifer serves as our President and sole director and Eugene Pfeifer serves as our Secretary and Treasurer.

Please see "Recent Sales of Unregistered Securities" on page 34 for our capitalization history.

Description of Business

Business Development and Summary

Commercial E-Waste Management, Inc. was incorporated in Nevada on January 25, 2007.

Our principal office is located at 2510 Northland Drive, Mendota Heights, Minnesota 55120.

Our fiscal year end is December 31.

Business of Issuer

Principal Products and Services and Principal Markets

We are an electronics waste management solution provider, specializing in the collection, retirement, storage and remarketing of excess, damaged or obsolete electronic assets, such as computer, telecommunications and other electronic office equipment.  We operate primarily in the greater Minneapolis, Minnesota metropolitan area.  All goods are transported from the client's location by us to our approximately 7,000 square foot warehouse facility located in Mendota Heights, Minnesota.  We are not a recycling or waste disposal company.  We operate under three significant business units: Collection, Equipment Resale, and Recycling.

We acquire, by being paid to remove, electronic equipment and components from customers and suppliers, such as government, institutional and corporate organizations.  We essentially act as a collector of electronic waste products until they are resold or removed by a third-party waste disposal or recycling company.  We are not actively engaged in waste disposal or recycling activities and we have no facilities or licenses to do so.  Typically, we charge a negotiated per pound rate to these organizations for the removal of their unwanted e-waste materials.  In certain cases, we have elected to purchase certain equipment at prices negotiated on a case-by-case basis, with the goal of remarketing such equipment.

To assure privacy where sensitive data may be present, we provide U.S. Department of Defense 5220.22-M compliant standards for erasure of data from hard disk drives and offer witnessing for the physical destruction of hardware.  We believe this allows us to provide secure destruction services for proprietary data and hardware.  Clients choosing secure demolition are charged for this service, in addition to the waste removal fee.

Our core business is the removal and collection of fully-depreciated and outmoded electronic waste.  However, there exists the opportunity to capture revenue through refurbishing, remarketing, dismantling and reselling of end-of-life equipment and components we were paid to remove.  Management uses it own discretion to evaluate which merchandise is viable for resale, at which time we contract third-parties to refurbish those items that have been identified as saleable.  We then remarket these products through independent material brokers, equipment buyers, on e-Bay or other internet auction sites, or donate them to local charitable organizations, non-profit agencies and schools.

For equipment that, in our management's opinion, is deemed unsuitable for resale, we plan to sell to third-party recycling companies.  On average, we expect recycling companies to purchase our e-Waste at a per pound rate to be negotiated.  Certain items may not be recyclable, for which we plan to pay a third-party disposal company to remove and eliminate for us.  We do not plan to become a licensed recycling or waste disposal company.  We have not identified or contacted any recyclers or waste disposal companies with which to we can engage.

Distribution Methods of the Products and Services

Our sales efforts are focused on establishing direct contact with businesses and government organizations.  We currently have four sales representatives, of whom two are our officers and directors, who attempt to contact potential clients via telephone and arrange face-to-face visits.  Our contact list is compiled mainly through yellow page and local market print advertising and, to a lesser extent, word-of-mouth referrals.  Our sales representatives visit customers on a regular basis and make sales calls to potential new customers.  These sales representatives are strictly commission-based.

The collection of electronic waste is conducted by our sales staff and occasionally third party laborers, who physically remove items from a client's location and transport them to our warehouse.  We rely solely upon third-party heavy-equipment rental companies for transportation equipment.  We do not own any vehicles or equipment.

To fulfill customer orders for resale merchandise, we use general parcel services such as United Parcel Service, DHL and Federal Express, as well as the United States Postal Service.

Industry Background and Competition

Our management believes that electronics recycling is a growing industry.  As people become more dependent on electronic products to make life more convenient, the stockpile of used, obsolete products, such as computers, mobile phones and portable electronic gadgets, grows.  Computer monitors and older TV picture tubes contain an average of four pounds of lead and require special handling at the end of their lives.  In addition to lead, electronics can contain chromium, cadmium, mercury, beryllium, nickel, zinc, and brominated flame retardants. When electronics are not disposed of or recycled properly, these toxic materials can present problems.  Safely recycling outdated electronics can promote the safe management of hazardous components and supports the recovery and reuse of valuable materials.

Computer peripherals, desktop Personal Computers ("PCs"), and Cathode Ray Tube ("CRT") computer monitors are the most common equipment recycled; however, our management estimates that the actual percentage of electronics recycled is low.  Consumers discard large quantities of Electronic Waste every year in the form of information technology and telecom equipment, computers, monitors, cable scrap, office equipment, circuit boards, components, computer peripherals and cellular technologies.

The broadly defined E-Waste industry includes not only E-Waste recyclers, but also aftermarket electronic equipment brokers, original equipment manufacturers with internal take-back programs, non-profit recycling organizations, scrap dealers and asset management firms.  At present, our management estimates that most market participants are small, regionally focused operators.

Our core operations, from which we derive a substantial portion of our revenues from, is the collection of E-Waste.  The waste management industry is highly competitive and severely fragmented.  Intense competition exists within the industry for collection, transportation and disposal volume.  The industry includes three large national waste companies: Waste Management, Inc.; Allied Waste Industries, Inc.; and Republic Services, Inc.  We compete with a number of these and other regional and local companies, including publicly or privately owned providers.  We also compete with certain municipalities that operate their own solid waste collection and disposal facilities.  These municipalities may have certain advantages over us due to the availability of tax revenues and tax-exempt financing.

We also sell recycled, refurbished and remarketed E-Waste assets to third parties.  The markets for our products and services are characterized by the frequent introduction of new electronics technologies with significant price competition that compete with the refurbished and remarketed goods that we expect to market and sell.  If we are unable to manage product transitions in a timely and cost-effective manner, our revenues would suffer.  In addition, frequent technology changes and introduction of next generation products may result in inventory obsolescence, which could increase our cost of revenues and adversely affect our operating performance.

Significantly all of our current and potential traditional competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.  Such competitors are apt to undertake more extensive marketing and advertising efforts and make more attractive offers to potential employees and customers.  As a result of these factors, we may have difficulty competing effectively from time to time or in certain markets.

Effect of Existing or Probable Governmental Regulations

In 2003, the Minnesota Legislature passed a law that banned the disposal of electronics containing cathode ray tubes, the implementation of which was delayed until July 1, 2006.  The Minnesota Pollution Control Agency encourages collection and recycling of e-waste and has developed a policy to eliminate barriers to recycling.  Collectors and processors who store or dispose of e-waste in an environmentally unsound manner are subject to hazardous waste enforcement.  In April 2007, the Minnesota House of Representatives passed Statute 115A to establish a statewide program to recycle used computer monitors and other electronic devices.

The State of Minnesota provides that an E-Waste Collectors are those who do not recycle or dispose of E-Waste themselves.  They may only collect then arrange for transport of E-Waste or may be the transporter who takes E-Waste to a recycler or dismantler.  The Minnesota Pollution Control Agency and Dakota County, the municipality in which we conduct business, do not require Collectors to be licensed.  Collectors who store waste for more than 10 days must meet the requirements of, and become licensed as, an E-Waste Facility.  According to Minnesota Revised Statute 115A, an E-Waste Facility either collects or stores E-Waste for more than 10 days or dismantles, recycles or disposes of E-Waste.  There are no licensure requirements for E-Waste Facilities by the Minnesota Pollution Control Agency and Dakota County.  We are presently an E-Waste Facility.  We are actively engaged in the collection; storage and sale of electronic waste materials and do not break down hazardous waste.

Our operations are subject to federal, state, and local laws and regulations regarding the protection of the environment.  The environmental issues of concern to our company result from potential soil, surface water or groundwater contamination in connection with the storage of E-Waste assets.  We collect but do not recycle or dispose of E-Waste components and materials.  We only collect and then arrange for transport of E-Waste to a recycler or dismantler.  Collectors or transporters who store waste for more than 10 days (even in a parked truck trailer) must meet the requirements of an E-Waste Facility.  At this time, neither the Environmental Protection Agency nor the Minnesota Pollution Control Agency requires that collectors, such as us, be licensed.

Failure to comply with applicable environmental laws will have a material adverse effect on our business, financial condition and results of operation.  We could incur substantial expenditures for preventative, investigative or remedial action and could be exposed to liability arising from our operations or the disposal of waste at off-site locations.  Environmental laws and regulations could become more stringent over time and there can be no assurance that our operations will not be subject to significant costs in the future.  Any expenditures or liabilities we may incur could have a material adverse effect on our results of operations and financial condition.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely heavily upon the services of Brenda Pfeifer, our President and sole director, and Eugene Pfeifer, our Secretary and Treasurer, to set up our business operations.  Both Mr. and Mrs. Pfeifer currently work for us on a full-time basis.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.  We currently have a total of four sales persons, two of whom are our officers and directors, that work for us on a commission-only basis, and are therefore not considered employees.

Reports to Security Holders

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Commercial E-Waste Management, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management's Discussion

Revenues

Commercial E-Waste Management, Inc. was incorporated in Nevada on January 25, 2007.  Since our inception, we have worked with the singular goal of executing our business plan and establishing a base of operations.  From January 25, 2007 through September 30, 2007, we generated $53,613 in revenues from providing our E-Waste collection services and sales of various end-of-life equipment we were paid to remove.  After deducting cost of goods sold in the amount of $2,821, our gross profit from our inception through September 30, 2007 was $50,792.

The table below shows a comparison of our sales figures for each of our business units during the period from our inception to September 30, 2007:

	Inception through	% of
Business Unit	September 30, 2007	Revenue

Collection	$ 38,874	72.5%
Equipment Resale	14,739	27.5%
Recycling	0	0.0%

Total	$ 53,613	100.0%

Operating Expenses

We incur various costs and expenses in the execution of our business.  We pay our sales personnel, of which two are our officers and directors, a commission based upon the level of sales generated.  During the period from our inception on January 25, 2007 through September 30, 2007, we paid a total of $11,661 in commissions to our sales staff, of which $10,792 was paid to related parties and $869 was paid to non-related parties.

Depreciation expense on our computer equipment and furniture and fixtures amounted to $638 since our inception through September 30, 2007.

From our inception to September 30, 2007, we recorded $10,000 in executive compensation, which is singularly attributable to compensation paid to Brenda Pfeifer, our President, in the form of our common stock in lieu of cash for services related to developmental activities on our behalf.

General and administrative expenses mainly consist of office expenditures and accounting and legal fees.  Since our inception to September 30, 2007, we spent $90,601 in general and administrative expenses, of which $7,375 was paid to related parties.  During such period from our inception to September 30, 2007, 40% of general and administrative expenses can be attributed to rent expense in the amount of $36,033 and 16% (or $14,309) is attributable to office supplies.

Our total operating expenses from our inception to September 30, 2007 was $112,900.

Interest Expense

On February 2, 2007, we secured bridge loan financing, through which we are able to borrow $25,000.  The loan bears an interest rate of 10.5% per annum and is payable on or before February 2, 2008.  From our inception to September 30, 2007, interest expense related to this loan totaled $1,726.

Net Loss

As a result of our limited operational history and level of start-up expenses, we have experienced net losses since our inception on January 25, 2007.  In the period from our inception to September 30, 2007, our net loss totaled $63,834.  We anticipate incurring ongoing operating losses and cannot predict when, if at all, we may expect these losses to plateau or narrow.  There is significant uncertainty projecting future profitability due to our minimal operating history and lack of guaranteed ongoing revenue streams.

Cash

Since our inception, we have obtained capital through sales of our equity and debt securities.  On February 2, 2007, we secured a bridge loan for $25,000 at an interest rate of 10.5% per year.  Additionally, on June 30, 2007, we closed our private placement offering of common stock, whereby we sold an aggregate of 1,000,000 shares at a price per share of $0.05, for gross proceeds of $50,000.

We had cash on hand as of September 30, 2007 in the amount of $5,435.  It is anticipated that we can maintain our current level of operations through the year ended December 31, 2007, assuming our revenues and expenses remain stable, of which there can be no guarantee.  However, our management believes these funds are not sufficient to continue operations for the next at least 12 months.  In the event we require additional financing, we may conduct offerings of our equity and/or debt securities.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Employees

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and sole director appear sufficient at this time.  Our officers and sole director work for us on a full-time basis.  We do not expect to hire any additional employees over the next 12 months.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our sole director.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

We are an electronics waste management solution provider.  Since our inception, we generated aggregate revenues of $53,613.  However, we have incurred a net operating deficit of $63,834 during that same period.  In order to break even, assuming our current levels of expenses remains relatively stable, we estimate that we will be required to generate annual gross revenues of approximately $120,000.  As a result, our management designates the following as our priorities for the next 12 months:

1.

Identify and enter into agreements with third-party recycling firms:  Our core business is focused on the removal of E-Waste.  Additionally, we attempt to refurbish and sell or donate marketable items.  For equipment that cannot be refurbished for resale or donated, we dispose of with third-party recycling and disposal companies.  Our management believes that recycling companies will purchase our E-Waste at a per pound rate to be negotiated.  We estimate that within the next six months of operations we will have identified and contracted with a third-party recycling firm.  To date, however, we have not done so and we cannot guarantee that we will be able to do so on terms beneficial to us, if at all.

2.

Aggressively market our services:  To date, we have relied upon traditional and Internet marketing media to develop brand recognition and awareness.  The traditional methods we have employed include direct marketing tactics and the distribution of printed fliers to businesses and posted inRe used the Internet as a relatively cost-effective method of advertising.  We post listings on eBay and in online classified advertisement services such as Craigslist.

We expect to continue to utilize the current advertising methods, as well as hold warehouse liquidation sales for the general public to attend.  These sales will be designed to draw businesses and consumers into our warehouse to view the products we have accumulated.  Our goal is to generate sales, as well as brand recognition within the local business community.

We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.

If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

We currently do not have any material contracts or affiliations with third parties.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

Commercial E-Waste Management, Inc. uses office space at 2510 Northland Drive, Mendota Heights, Minnesota 55120.  The total useable space measures approximately 7,166 square feet.  Our lease carries a 36 month term, expiring in February 2010.  Through February 28, 2008, our monthly lease payments are $3,800.  Each subsequent year of the lease, our base lease payments will increase by approximately $100 per month.  On August 22, 2007, the Company amended its lease agreement to lease additional office space through November 30, 2007.  The total rent payment for these three months is $5,633 per month.  Although we believe our current facilities are sufficient, we may require additional storage space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

On January 30, 2007, we issued 10,000,000 shares of $0.001 par value common stock to Brenda Pfeifer, an officer and our sole director, in exchange for services performed valued at $10,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

On February 1, 2007, Brenda Pfeifer, an officer and our sole director, donated cash in the amount of $60 to us.  The full amount is considered donated and is not expected to be repaid.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Commercial E-Waste Management, Inc.;

2.

There are currently 10,000,000 shares of our common stock held by Brenda Pfeifer, an officer, sole director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Commercial E-Waste Management, Inc. has approximately 11,000,000 shares of $0.001 par value common stock issued and outstanding held by 29 shareholders of record.  Our Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Commercial E-Waste Management, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, Commercial E-Waste Management intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Commercial E-Waste Management's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Brenda Pfeifer	2007	0	0	10,000	0	0	0	4,761	14,761
CEO and President

Eugene Pfeifer	2007	0	0	0	0	0	0	10,358	10,358
Secretary and
Treasurer

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our director for services she provides as a director of our company.

Employment Contracts And Officers' Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

(a)  Audited Financial Statements as of June 30, 2007

(b)  Financial Statements as of September 30, 2007

Commercial E-Waste Management, Inc.

(A Development Stage Company)

Audited Financial Statements

WEAVER & MARTIN

To the Board of Directors and Stockholders

Commercial E-Waste Management, Inc.

Lakeville, MN

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Commercial E-Waste Management, Inc. (a development stage company) as of June 30, 2007 and the related statements of operations, stockholders' equity, and cash flows for the period of January 25, 2007 (inception) to June 30, 2007.  Commercial E-Waste Management, Inc.'s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commercial E-Waste Management, Inc. as of June 30, 2007, and the results of its operations, statement of stockholders' equity, and cash flows for the period of January 25, 2007 (inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

October 18, 2007

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252

F1

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Balance Sheet

June 30,
2007

Assets

Current assets
Cash	$19,265
Accounts receivable	11,710
Total current assets	30,975

Fixed assets, net	5,113

$36,088

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,627
Accrued interest	1,064
Note payable, net of discount	25,000
Total current liabilities	28,691

Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,910,000 shares issued and outstanding	10,910
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, no shares issued and outstanding	-
Additional paid-in capital	44,650
Subscription receivable	(4,500)
Common stock subscribed (90,000 shares)	4,500
(Deficit) accumulated during development stage	(48,163)
Total stockholders' equity	7,397

Total liabilities and stockholders' equity	$36,088

The accompanying notes are an integral part of these financial statements.

F2

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Statements of Operations

January 25, 2007
(Inception) to
June 30, 2007

Revenue	$20,490
Cost of goods sold	73

Gross profit	20,417

Expenses:
Commissions	664
Commissions - related party	4,565
Executive compensation	10,000
General and administrative expenses	48,673
General and administrative expenses - related party	3,250
Total expenses	67,516

Other expenses:
Interest expense	1,064
Total other expenses	1,064

(Loss) before provision for income taxes	(48,163)

Provision for income taxes	-

Net (loss)	$(48,163)

Weighted average number of
Common shares outstanding - basic and fully diluted	10,005,833

Net (loss) per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Statement of Stockholders'; Equity

						(Deficit)
						Accumulated
	Common Stock		Additional	Common		During	Total
			Paid-in	Stock	Subscriptions	Development	Stockholders'
	Shares	Amount	Capital	Subscribed	Receivable	Stage	Equity

January 2007
Founders shares
issued for services	10,000,000	$10,000	$-	$-	$-	$-	$10,000

February 2007
Donated capital	-	-	60	-	-	-	60

June 2007
Private placement	910,000	910	44,590	-	-	-	45,500

June 2007
Subscriptions receivable	90,000	-	-	4,500	(4,500)	-	-

Net (loss)
For the period January 25, 2007
(Inception) to June 30, 2007	-	-	-	-	-	(48,163)	(48,163)

Balance, June 30, 2007	11,000,000	$10,910	$44,650	$4,500	$(4,500)	$(48,163)	$7,397

The accompanying notes are an integral part of these financial statements.

F4

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Statements of Cash Flows

January 25, 2007
(Inception) to
June 30, 2007
Cash flows from operating activities
Net (loss)	$(48,163)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services - related party	10,000
Depreciation	364
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(11,710)
(Increase) decrease in inventory	-
(Increase) in prepaid expenses and current deposits	-
Increase (decrease) in accounts payable	2,627
Increase in accrued interest	1,064
Net cash (used) by operating activities	(45,818)

Cash flows from investing activities
Purchase of fixed assets	(5,477)
Net cash provided by investing activities	(5,477)

Cash flows from financing activities
Proceeds from note payable	25,000
Donated capital	60
Issuances of common stock	45,500
Net cash provided by financing activities	70,560

Net increase in cash	19,265
Cash - beginning	0
Cash - ending	$19,265

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Non-cash transactions:
Shares issued for services	$10,000
Number of shares issued for services	10,000,000

The accompanying notes are an integral part of these financial statements.

F5

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 1 - History and organization of the company

The Company was organized January 25, 2007 (Date of Inception) under the laws of the State of Nevada, as Commercial E-Waste Management, Inc.  The Company is authorized to issue up to 100,000,000 shares of its common stock with a par value of $0.001 per share and up to 100,000,000 shares of its preferred stock with a par value of $0.001 per share.

The business of the Company is to retire and recycle information technology assets and end of life equipment.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), "Accounting and Reporting by Development Stage Enterprises," the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of June 30, 2007.

Accounts receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances and do not bear interest.  The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary.  The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future.  On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current and collectible status of individual accounts with past due balances over 90 days.  Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.  Management considers accounts receivable at June 30, 2007 to be collectible in full and, accordingly, an allowance for doubtful accounts is not considered necessary.

Revenue recognition

The Company's revenues are generated from the fees the Company charges for waste collection and transfer and from the sale of remarketed electronic waste assets to third parties.  The fees charged for services or products are generally defined in service or purchase agreements and vary based on contract-specific terms, such as frequency of service, weight and/or volume and the general market factors influencing rates.  The Company generally recognizes revenue as services are performed or products are sold.  For example, revenue typically is recognized as waste is collected or the product is ordered from the Company.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of June 30, 2007, management has concluded that neither a reserve for product returns nor a warranty liability is required.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at June 30, 2007.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at June 30, 2007.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share".  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2007.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

F6

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2007.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consists solely of legal and professional fees.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

F7

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (SFAS #154), "Accounting Changes and Error Corrections."  SFAS #154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS #154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS #154 is not expected to have a material impact on the Company's financial statements and disclosures.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($48,163) for the period from January 25, 2007 (inception) to June 30, 2007, and had sales of $20,490.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company recently conducted a private offering of its debt and equity securities to obtain operating capital.  In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 - Fixed assets

Fixed assets as of June 30, 2007 consisted of the following:

June 30, 2007
Computer equipment	$ 900
Furniture, fixtures and equipment	4,577

Accumulated depreciation	(364)
$ 5,112

During the period ended from January 25, 2007 (inception) to June 30, 2007, the Company recorded depreciation expense of $364.

Note 5 - Stockholders' equity

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 100,000,000 shares of its $.001 par value preferred stock.

On January 30, 2007 the Company issued 10,000,000 shares of its $0.001 par value common stock as founders' shares to an officer and director in exchange for services rendered valued at $10,000.

F8

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 5 - Stockholders' equity (continued)

On February 1, 2007, an officer and director of the Company donated cash in the amount of $60.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On June 30, 2007, the Company issued an aggregate of 910,000 shares of its $0.001 par value common stock for total cash of $45,500 in a private placement pursuant to Regulation D, Rule 506, of the Securities Act of 1933, as amended.  In addition, there were subscriptions receivable in the amount of $4,500 for 90,000 shares of par value common stock.

As of June 30, 2007, there have been no other issuances of common stock.

Note 6 - Debt and interest expense

On February 2 2007, the Company conducted a private offering of debt securities, whereby it secured $25,000 in bridge loan financing from one non-affiliated entity.  The aggregate principal amount and interest accrued thereupon is due February 2, 2008.  The note bears an interest rate of 10.5%, calculated annually, and contains no prepayment penalty.  As of June 30, 2007, the Company recorded $1,064 in interest expense related to the note payable.

Note 7 - Related party transactions

The Company issued 10,000,000 shares of its par value common stock as founders' shares to an officer and director in exchange for services rendered in the amount of $10,000.

A shareholder, officer and director of the Company donated cash to the Company in the amount of $60.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

Through the six months ended June 30, 2007, the Company paid a total of $4,565 in commissions to various related parties.

Through the six months ended June 30, 2007, the Company paid a total of $3,250 to related parties.

Note 8 - Lease Commitments

On February 12, 2007, the Company entered into a 36-month Lease Agreement for office space, which expires in February 2010.  Through February 28, 2008, monthly lease payments will be $3,800.  Each subsequent year of the lease, our base lease payments will increase by approximately $100 per month.  Although we believe our current facilities are sufficient, we may require additional storage space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Note 9 - Subsequent events

On July 3, 2007, the Company received cash in the amount of $4,500 in satisfaction of subscriptions receivable for 90,000 shares of the Company's par value common stock related to a private placement conducted pursuant to Regulation D, Rule 506 of the Securities Act of 1933, as amended.

F9

(b)  Financial Statements as of September 30, 2007

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Condensed Balance Sheet

September 30,
2007

Assets

Current assets
Cash	$5,435
Accounts receivable	13,561
Inventory	9,987
Total current assets	28,983

Fixed assets, net	4,839

$33,822

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$1,566
Accrued interest	1,726
Note payable	25,000
Sales tax payable	304
Total current liabilities	28,596

Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 11,000,000 shares issued and outstanding	11,000
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, no shares issued and outstanding	-
Additional paid-in capital	49,060
(Deficit) accumulated during development stage	(63,834)
Total stockholders' equity	(3,774)

Total liabilities and stockholders' equity	$33,822

The accompanying notes are an integral part of these financial statements.

F2

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Condensed Statements of Operations

January 25, 2007
(Inception) to
September 30, 2007

Revenue	$53,613
Cost of goods sold	2,821

Gross profit	50,792

Expenses:
Commissions	869
Commissions - related party	10,792
Depreciation expense	638
Executive compensation	10,000
General and administrative expenses	83,226
General and administrative expenses - related party	7,375
Total expenses	112,900

Other expenses:
Interest expense	1,726
Total other expenses	1,726

(Loss) before provision for income taxes	(63,834)

Provision for income taxes	-

Net (loss)	$(63,834)

Weighted average number of
Common shares outstanding - basic and fully diluted	10,373,548

Net (loss) per share	$(0.01)

The accompanying notes are an integral part of these financial statements.

F3

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Condensed Statements of Cash Flows

January 25, 2007
(Inception) to
September 30, 2007
Cash flows from operating activities
Net (loss)	$(63,834)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services - related party	10,000
Depreciation	638
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(13,561)
(Increase) in inventory	(9,987)
Increase in accounts payable	1,566
Increase in accrued interest	1,726
Increase in sales tax payable	304
Net cash (used) by operating activities	(73,148)

Cash flows from investing activities
Purchase of fixed assets	(5,477)
Net cash provided by investing activities	(5,477)

Cash flows from financing activities
Donated capital	60
Issuances of common stock	50,000
Proceeds from note payable	25,000
Proceeds from note payable - related party	9,000
Net cash provided by financing activities	84,060

Net increase in cash	5,435
Cash - beginning	-
Cash - ending	$5,435

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Non-cash transactions:
Shares issued for services	$10,000
Number of shares issued for services	10,000,000

The accompanying notes are an integral part of these financial statements.

F4

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 1 - Basis of presentation

The interim condensed financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the period ended June 30, 2007 and notes thereto included in the Company's SB-2 registration statement.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - History and organization of the company

The Company was organized January 25, 2007 (Date of Inception) under the laws of the State of Nevada, as Commercial E-Waste Management, Inc.  The Company is authorized to issue up to 100,000,000 shares of its common stock with a par value of $0.001 per share and up to 100,000,000 shares of its preferred stock with a par value of $0.001 per share.

The business of the Company is to retire and recycle information technology assets and end of life equipment.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), "Accounting and Reporting by Development Stage Enterprises," the Company is considered a development stage company.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($63,834) for the period from January 25, 2007 (inception) to September 30, 2007, and had sales of $53,613.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company recently completed a private offering of its debt and equity securities to obtain operating capital.  In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 4 - Fixed assets

Fixed assets as of September 30, 2007 consisted of the following:

September 30, 2007
Computer equipment	$ 900
Furniture, fixtures and equipment	4,577

Accumulated depreciation	(638)
$ 4,839

During the period ended from January 25, 2007 (inception) to September 30, 2007, the Company recorded depreciation expense of $638.

Note 5 - Stockholders' equity

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 100,000,000 shares of its $.001 par value preferred stock.

On January 30, 2007 the Company issued 10,000,000 shares of its $0.001 par value common stock as founders' shares to an officer and director in exchange for services rendered valued at $10,000.

On February 1, 2007, an officer and director of the Company donated cash in the amount of $60.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On September 30, 2007, the Company issued an aggregate of 1,000,000 shares of its $0.001 par value common stock for total cash of $50,000 in a private placement pursuant to Regulation D, Rule 506, of the Securities Act of 1933, as amended.

As of September 30, 2007, there have been no other issuances of common stock.

Note 6 - Debt and interest expense

On February 2 2007, the Company conducted a private offering of debt securities, whereby it secured $25,000 in bridge loan financing from one non-affiliated entity.  The aggregate principal amount and interest accrued thereupon is due February 2, 2008.  The note bears an interest rate of 10.5%, calculated annually, and contains no prepayment penalty.  As of September 30, 2007, the Company recorded $1,064 in interest expense related to the note payable.

On September 9, 2007, the Company issued an aggregate of $9,000 in debt securities to an officer and director of the Company.  The note bears no interest, is due and payable on September 1, 2009 and contains no prepayment penalty.  Of the total amount of the note, $4,500 is classified as current and $4,500 is a long term liability.

Commercial E-Waste Management, Inc.

(a Development Stage Company)

Notes

Note 7 - Related party transactions

The Company issued 10,000,000 shares of its par value common stock as founders' shares to an officer and director in exchange for services rendered in the amount of $10,000.

A shareholder, officer and director of the Company donated cash to the Company in the amount of $60.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

On September 9, 2007, the Company borrowed $9,000 from an officer and director of the Company.  The note bears no interest, is due and payable on September 1, 2009 and contains no prepayment penalty.

Through the nine months ended September 30, 2007, the Company paid a total of $10,792 in commissions to various related parties.

Through the nine months ended September 30, 2007, the Company paid a total of $7,375 to related parties for services rendered.

Note 8 - Lease Commitments

On February 12, 2007, the Company entered into a 36-month Lease Agreement for office space, which expires in February 2010.  Through February 28, 2008, monthly lease payments will be $3,800.  Each subsequent year of the lease, our base lease payments will increase by approximately $100 per month.  On August 22, 2007, the Company amended its lease agreement to lease additional office space through November 30, 2007.  The total rent payment for these three months is $5,633.  Although we believe our current facilities are sufficient, we may require additional storage space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Commercial E-Waste Management, Inc.'s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  Commercial E-Waste Management indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at Commercial E-Waste Management's request as one of its officers or directors.  Commercial E-Waste Management may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Commercial E-Waste Management's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Commercial E-Waste Management's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Commercial E-Waste Management has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$ 1,000
Transfer Agent Fees	750
Accounting and Legal Fees	9,000
Total	$10,750

Recent Sales of Unregistered Securities.

On January 30, 2007, we issued 10,000,000 shares of our common stock to Brenda Pfeifer, our founding shareholder and an officer and our sole director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,000.  Mrs. Pfeifer received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder's shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuance, Mrs. Pfeifer had fair access to and was in possession of all available material information about our company, as is an officer and director of Commercial E-Waste Management, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In July 2007, we sold an aggregate of 1,000,000 shares of our common stock to 28 shareholders, all of whom are not affiliated with us.  The shares were issued at a price of $0.05 per share for total gross cash proceeds in the amount of $50,000.  There were no commissions or discounts and this was a best efforts, self-underwritten offering conducted by the issuer.  The shares bear a restrictive transfer legend.  This July 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Commercial E-Waste Management, Inc..  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation (1)
b) Bylaws (1)

5.	Opinion on Legality
Attorney Opinion Letter (1)

10.	Material Contracts
a) Lease Agreement
b) Addendum to the Lease Agreement
c) Bridge Loan Agreement dated February 2, 2007
d) Promissory Note dated September 1, 2007

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company's Registration Statement on Form SB-2 filed on November 7, 2007.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Minnesota on January 22, 2008.

COMMERCIAL E-WASTE MANAGEMENT, INC.
(Registrant)

By: /s/ Brenda Pfeifer, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Brenda Pfeifer	President, CEO and Director	January 22, 2007
Brenda Pfeifer

/s/ Eugene Pfeifer	Chief Financial Officer	January 22, 2007
Eugene Pfeifer

/s/ Eugene Pfeifer	Chief Accounting Officer	January 22, 2007
Eugene Pfeifer

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation (1)
b) Bylaws (1)

5.	Opinion on Legality
Attorney Opinion Letter (1)

10.	Material Contracts
a) Lease Agreement
b) Addendum to the Lease Agreement
c) Bridge Loan Agreement dated February 2, 2007
d) Promissory Note dated September 1, 2007

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company's Registration Statement on Form SB-2 filed on November 7, 2007.